                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

                                                              State of
                                                           Incorporation
                                                              or other
                                                            jurisdiction
                                                              in which
      Name                                                   organized
      ----                                                 -------------
Consolidated Furniture Corporation                           New York
    Futorian Furnishings, Inc.                               Delaware
    SSC Corporation                                          Delaware

      Each of the above subsidiaries is 100% owned by the Registrant or a subsidiary (as indicated by indentation) and are included in the consolidated financial statements of the Registrant.